                         Joint Review Board Agreement
                         ----------------------------

The purpose of this letter is to formalize the agreement that has been reached between AM General Corporation ("AMG") and General Motors Corporation ("GM"), in connection with the New Vehicle Assembly Agreement and other agreements by and between GM and AMG dated December 21, 1999, relating to the formation of a joint review board to, among other things, be utilized as a tool to assist the parties in managing their business relationship. In this regard, the parties agree as follows:


1. On the Closing Date, GM and AMG shall create a review board for the purpose of monitoring and administering the agreements set forth in Section 1 of the Master Agreement by and between GM and AMG. GM and AMG shall each be entitled, during the term of the New Vehicle Assembly Agreement to appoint two members to the Joint Review Board ("JRB") and to replace any member thus appointed by a new member upon written notice to the other party. All four members must be in attendance in order to constitute a JRB meeting.

2. The JRB should meet on a regular basis (as determined by the members recognizing that the frequency of the meetings will vary depending upon the stage of the various agreements), but not less than twice per year. Meeting locations and times will be mutually agreed upon by the parties.

3. Agenda items for the JRB shall be mutually determined and may include the following topics (consisting of summary information and issues relevant to the topic) on a regular basis (agenda items will vary depending upon the stage of the various agreements):

          (a) Monitoring and administering the Management Services Agreement (including any successor agreement(s) thereto) for the Current Vehicle, including but not limited to:

          .    Review potential impacts relative to proposed price changes;

          .    Review GM market, advertising and promotional plans;

          . Review proposed changes to the existing dealer and distributor network;

          .    Review historical and forecast volume performance;

          .    Review significant product change proposals;

          .    Resolve disputes regarding the operation of the agreement(s); and

          .    Other topics as may be mutually agreed upon by the parties

          (b) Monitoring and administering the New Vehicle Assembly Agreement for the New Vehicle, including but not limited to:

          . Review progress of the entire program prior to start-up (including but not limited to specific issues per Section 4.2 of the New Vehicle Assembly Agreement);

          . Review order and schedule data (including long term forecast information);

          .    Review GM market, advertising and promotional plans;

          . Review warranty history, quality control data and other relevant product quality information;

          . Review significant product change proposals (including New Vehicle Design Specification, New Vehicle Assembly Specification and New Vehicle Quality Control Standards) and upon acceptance, progress of the product changes through start-up of the specific changes;

          . Review Product Change Proposals (PCP) rejected by the Product Change Forum (PCF) at the discretion of the proposal originator. After JRP discussion the originator may decide to resubmit the PCP (or a revised PCP) to the PCF for further consideration;

          . Review relevant JD Powers information, including the setting of targets;

          .    Resolve disputes regarding the operation of the agreement; and

          .    Other topics as may be mutually agreed upon by the parties.

     (c) Identifying potential new manufacturing opportunities for AMG and the New Vehicle Facilities, including but not limited to:

          . New / additional projects to be considered concurrently with the New Vehicle Assembly Agreement;

          . Future potential use of the New Vehicle Facilities upon expiration of the New Vehicle Assembly Agreement;

          .    Establishing evaluation criteria for future consideration;

          . Evaluating proposed new projects to be undertaken jointly by GM and AMG; and

          .    Other topics as may be mutually agreed upon by the parties.

4. The primary function of the JRB shall be consultative and advisory. The JRB may submit recommendations to GM and / or AMG, but neither GM nor AMG shall be obligated to follow such recommendations.

5. The JRB is not intended to replace communications and normal business relations at the appropriate levels within each company's organization. The JRB is intended to allow a formal review process, ensuring common understanding and business objectives between the parties and providing an avenue to resolve issues that cannot be resolved at the normal points of contacts of the two companies.

This letter agreement shall be governed by the laws of the State of Michigan without regard to the principles of conflicts of law, shall be binding and inure to the benefit of AMG and GM and their respective successors and assigns, and may only be modified or amended by a written document duly executed by both parties.



GENERAL MOTORS CORPORATION               AM GENERAL CORPORATION



          1)  By: ____________________        By: ____________________

Section 12.   Title: _________________        Title: _________________

                                      -2-